DATAMEG CORPORATION

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The Unaudited Pro Forma Financial Information reflects financial information, which gives effect to the purchase of all the common stock of American Marketing and Sales, Inc., a Massachusetts corporation ("AMS"), in exchange for 15 million restricted shares of common stock of Datameg Corporation, a Delaware corporation ("Datameg"), valued at $.0333333 per share (for total value of $500,000), and a note payable in the amount of $4,000,000. The acquisition of AMS was considered completed on December 7, 2007, as was reported in a Form 8-K filed on December 13, 2007. The transaction is being accounted for using the purchase method of accounting pursuant to the provisions in SFAS 141, "Business Combinations."

The Pro Forma Balance Sheet gives effect to the transaction as if it has occurred on September 30, 2007. The Pro Forma Statements of Operations give effect to the transaction as if it had occurred at the beginning of each period presented, thereby combining the results of operations for the years ended December 31, 2005 and 2006, and for the nine months ended September 30, 2007 for both Datameg and AMS. Such financial information is provided below and has been prepared from and should be read in conjunction with the historical financial statements of Datameg and AMS.

Datameg Corporation
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2005
(Unaudited)

		American	Pro Forma
	Datameg	Marketing and	Combining	Pro Forma
	Corporation	Sales, Inc.	Adjustments	Combined
Income from Operations	$ 45,501	$ 8,841,004	$ -	$ 8,886,505
Cost of Goods Sold	42,663	6,199,146	-	6,241,809
Gross Profit	2,838	2,641,858	-	2,644,696

Operating Expenses	5,146,925	1,260,250	-	6,407,175

Net Income (Loss) from Operations	(5,144,087)	1,381,608	-	(3,762,479)

Other Income (Expense)	(962,417)	(221,148)	-	(1,183,565)

Net Income (Loss) from Continuing Operations	(6,106,504)	1,160,460	-	(4,946,044)

Discontinued Operations
Net loss from discontinued operations	-	(51,191)	-	(51,191)

Net Income (Loss)	$ (6,106,504)	$ 1,109,269	$ -	$ (4,997,235)

Net Earnings (Loss) Per Share – Basic and Diluted
Continuing operations				$ (0.02)
Discontinued operations				-
Basic & Diluted Loss per Share				$ (0.02)

Weighted Average Number of
Common Shares Outstanding				318,324,586

Datameg Corporation
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2006
(Unaudited)

		American	Pro Forma
	Datameg	Marketing and	Combining	Pro Forma
	Corporation	Sales, Inc.	Adjustments	Combined
Income from Operations	$ 43,244	$ 9,464,147	$ -	$ 9,507,391
Cost of Goods Sold	97	7,584,564	-	7,584,661
Gross Profit	43,147	1,879,583	-	1,922,730

Operating Expenses	1,454,560	1,280,588	-	2,735,148

Net Income (Loss) from Operations	(1,411,413)	598,995	-	(812,418)

Other Income (Expense)	(96,750)	(190,906)	-	(287,656)

Net Income (Loss) from Continuing Operations	(1,508,163)	408,089	-	(1,100,074)

Discontinued Operations
Income from discontinued operations	-	220,754	-	220,754
Gain on sale of discontinued operations	-	447,250	-	447,250
Net Income from Discontinued Operations	-	668,004	-	668,004

Net Income (Loss)	$ (1,508,163)	$ 1,076,093	$ -	$ (432,070)

Net Earnings (Loss) Per Share – Basic and Diluted
Continuing operations				$ -
Discontinued operations				-
Basic & Diluted Loss per Share				$ -

Weighted Average Number of
Common Shares Outstanding				362,642,448

DATAMEG CORPORATION
PRO FORMA CONSOLIDATED BALANCE SHEET
September 30, 2007
(Unaudited)
		American	Pro Forma
	Datameg	Marketing and	Combining	Pro Forma
	Corporation	Sales, Inc.	Adjustments	Combined
ASSETS
Current Assets
Cash & cash equivalents	$ 5,703	$ 288,375	$ -	$ 294,078
Accounts receivable - trade	-	1,153,128	-	1,153,128
Short-term loan receivable	-	185,000	-	185,000
Prepaid expenses	-	3,000	-	3,000
Inventory	163,400	279,470	-	442,870
Total Current Assets	169,103	1,908,973	-	2,078,076

Fixed Assets – Net (4)	7,387	1,770,140	1,665,635	3,443,162
Other Assets	213,964	-	-	213,964
Total Assets	$ 390,454	$ 3,679,113	$ 1,665,635	$ 5,735,202

LIABILITIES AND STOCKHOLDERS'
EQUITY (DEFICIT)
Current Liabilities
Accounts payable	$ 3,234,243	$ 465,518	$ -	$ 3,699,761
Related party payables	227,790	-	-	227,790
Notes payable (current)	1,103,015	379,230	-	1,482,245
Total Current Liabilities	4,565,048	844,748	-	5,409,796
Long-term Liabilities
Notes payable (long-term) (5)	70,000	-	4,000,000	4,070,000
Total Long-term Liabilities	70,000	-	4,000,000	4,070,000
Total Liabilities	4,635,048	844,748	4,000,000	9,479,796

Minority Interest	(67,939)	-	-	(67,939)

STOCKHOLDERS’ EQUITY (DEFICIT)
Common stock (1)	37,399	1,000	500	38,899
Additional paid-in capital (2)	32,506,865	334,851	163,649	33,005,365
Stock subscription receivable	(315,056)	-	-	(315,056)
Stock to be issued	82,970	-	-	82,970
Retained earnings (Accumulated deficit) (3)	(36,488,833)	2,498,514	(2,498,514)	(36,488,833)
Total Stockholders' Equity (Deficit)	(4,176,655)	2,834,365	(2,334,365)	(3,676,655)
Total Liabilities and Stockholders' Equity (Deficit)	$ 390,454	$ 3,679,113	$ 1,665,635	$ 5,735,202

Footnotes on the adjustments
(1) To reflect issuance of 15,000,000 Datameg shares for acquisition of AMS and eliminate 5,000 shares of AMS stock in combination.
(2) To reflect elimination of AMS paid-in capital offset by increase resulting from issuance of 15,000,000 shares of Datameg stock in acquisition valued at $500,000.
(3) To eliminate AMS retained earnings in combination.
(4) To reflect write-up of fixed assets to fair market value.
(5) To reflect the note payable to former AMS stockholders incurred by Datameg for the acquisition of AMS.

Datameg Corporation
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007
(Unaudited)

		American	Pro Forma
	Datameg	Marketing and	Combining	Pro Forma
	Corporation	Sales, Inc.	Adjustments	Combined
Income from Operations	$ -	$ 7,378,686	$ -	$ 7,378,686
Cost of Goods Sold	-	5,514,608	-	5,514,608
Gross Profit	-	1,864,078	-	1,864,078

Operating Expenses	1,305,652	1,310,270	-	2,615,922

Net Loss from Operations	(1,305,652)	553,808	-	(751,844)

Other Income (Expense)	(98,479)	(48,933)	-	(147,412)

Net Loss	$ (1,404,131)	$ 504,875	$ -	$ (899,256)

Basic & Diluted Loss per Share				$ -

Weighted Average Number of
Common Shares Outstanding				397,053,278